UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

The Williams Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email to employees prepared by The Williams Companies, Inc. (“Williams”) that discusses, among other things, the proposed business combination transaction between Williams and Energy Transfer Equity, L.P.

E-mail to Williams Employees

Colleagues:

Today we announced that the Williams Board of Directors has concluded that a combination with Energy Transfer Equity (ETE) is in the best interests of all of our shareholders. We have entered into an agreement under which ETE will acquire all of the outstanding common stock of Williams in a transaction that, based on the closing prices of Williams and ETE common stock on Friday, September 25, 2015, is valued at an implied price of $43.50 per share or a total transaction value of $37.7 billion. A copy of the press release we issued is attached.

Our employees are the heart of our company. We want to assure you that this decision was made after very careful consideration. The Board, with the assistance of financial and legal advisors, ran a thorough process, including extensive negotiations with potential partners, and substantial input from shareholders, to identify a transaction that would maximize value. The possibility of staying on our present course was also an option, recognizing Williams is a great company with outstanding prospects.

The Williams Board has a duty to make decisions that are in the best interests of our shareholders. Ultimately, the Board decided that combining with ETE is the best value proposition for our shareholders. Notably, the combination provides Williams shareholders with an attractive premium to Williams’ implied trading price as well as a higher long-term dividend growth rate. While the Board recognized the strength of Williams’ assets, strategy and people, it determined that the combination with ETE provides an opportunity to benefit from enhanced growth.

In an effort to keep employees as informed as possible, we are hosting a town hall meeting at 10 a.m. CT on Wednesday. During this meeting, we will address the Board’s process and the transaction. Kelcy Warren, CEO of ETE, and members of ETE’s senior team will also be in Tulsa and participate in the meeting. I also invite you to listen to the investor webcast via our investor relations website at 8 a.m. CT this morning.

We will continue our strategy to connect the best supplies of natural gas and natural gas products to the best markets. We expect that as part of a larger and more diversified family of companies, operating in different geographies and businesses, we will discover enhanced prospects for growth and value creation. In fact, the combination will create the third largest energy franchise in North America and one of the five largest global energy companies.

While there are still many decisions that have yet to be made, there are important details we can share with you now:

•	ETE recognizes Williams’ historical presence in and dedication to the Tulsa community, and ETE will maintain a meaningful presence in Tulsa.
•	Williams Partners will also retain its current name and remain a publicly traded partnership headquartered in Tulsa.
•	Both organizations recognize the uncertainty that this change can create and we will work diligently to make timely decisions in order provide you with greater clarity as soon as possible.
•	Like Williams, ETE is committed to supporting the communities where it operates.

In connection with the agreement, Williams and WPZ agreed to terminate the previously announced acquisition of WPZ. We expect to complete the combination with ETE in the first half of 2016, subject to approval by Williams shareholders, regulatory approvals and other customary closing conditions. Until this transaction is completely final, Williams and ETE will continue to operate as independent companies, and we will rely on you to remain focused on your daily responsibilities, including the successful integration of legacy Access Midstream.

Because media speculation is likely to continue, it is important that we speak with one voice. Please do not respond to media or other inquiries regarding this matter and do not speculate if you’re asked any questions. Any media calls should be directed to Lance Latham at 918-573-9675, and calls from financial analysts or investors should be directed to John Porter at 918-573-0797. If you have any questions, please submit them to the Williams inbox (MyWilliams@Williams.com) and we will do our best to address them as we move forward.

As I said at the outset of this process, it is important that we continue to stay focused on our ultimate objective: maintaining safe, secure and reliable operations that create value for our customers and shareholders. I thank you for your continued hard work and commitment to our organization.

Alan

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

The proposed transaction involving Energy Transfer Equity, L.P. (“Energy Transfer”) and The Williams Companies, Inc. (“Williams”) will be submitted to Williams’ stockholders for their consideration. In connection with the proposed transaction, Energy Transfer Corp LP (“ETC”), Energy Transfer and Williams will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for Williams’ stockholders to be filed with the Securities and Exchange Commission (“SEC”), and Williams will mail the joint proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This document is not intended to be, and is not, a substitute for such filings or for any other document that ETC, Energy Transfer or Williams may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed or furnished by ETC, Energy Transfer or Williams with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors.

Participants in the Solicitation

Energy Transfer, Williams, their respective directors and certain of their respective executive officers and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about Energy Transfer’s directors and executive officers is set forth in its annual report on Form 10-K filed with the SEC on March 2, 2015, and information about Williams’ directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 10, 2015. These documents are available free of charge from the sources indicated above, and from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials Energy Transfer and Williams file with the SEC.

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